                                                                  Exhibit (c)(1)





                                                       HANOVER FOODS CORPORATION
                                                                AND SUBSIDIARIES

                                                                       VALUATION

                                                              SEPTEMBER 30, 2004

                                                       HANOVER FOODS CORPORATION
                                                                       VALUATION
                                                              SEPTEMBER 30, 2004


--------------------------------------------------------------------------------


                                TABLE OF CONTENTS
                                                                     Page
                                                                     ----
Transmittal Letter                                                        1

Information Considered                                           Appendix A

Assumptions and Limiting Conditions                              Appendix B

Allocation of Value per Share                                     Exhibit 1

Capitalization of Earnings Method                                 Exhibit 2

Guideline Company Stock Method                                    Exhibit 3

Comparison to Guideline Companies                               Exhibit 3.1

November 4, 2004

Gary T. Knisely
Executive Vice President
Hanover Foods Corporation
P.O. Box 334
Hanover, PA 17331

Dear Mr. Knisely:

We have prepared a valuation of the voting and non-voting common stock and Series C convertible preferred stock of Hanover Foods Corporation ("Hanover Foods" or the "Company") as of September 30, 2004. The purpose of the valuation is to express an opinion on the fair market value per share, on a minority interest basis, of the voting and non-voting common stock and Series C convertible preferred stock of the Company for the purpose of valuing such stock as part of a 401(k) plan trust, Employee Stock Trust and Employee Stock Ownership Plan Trust of the Company, and also for the purpose of repurchases by the Company of such stock, through a tender offer or otherwise. Our valuation was made in accordance with professional standards established by the American Institute of Certified Public Accountants.

The term "fair market value" is defined as the price at which property would change hands between a willing buyer and a willing seller when neither is acting under compulsion and when both have a reasonable knowledge of all the relevant facts. There is no liquid market for the Company's stock as of the date of our valuation. We have considered several valuation approaches and have determined that the capitalization of earnings method and guideline company stock method are the most appropriate method for estimating the fair market value of Hanover Foods.

In our opinion, the fair market value per share of the voting stock of Hanover Foods Corporation and Subsidiaries on a minority interest basis is $138.00 per share as of September 30, 2004 and the fair market value per share of the non-voting stock is $131.00 per share as of September 30, 2004.

All significant data and other information that support our analyses, opinion and conclusion of value have been retained in our files. Our valuation considers the information listed in Appendix A and is subject to the limiting conditions and assumptions set forth in Appendix B. We cannot assume responsibility for the accuracy of any of the material described in Appendix A other than that which was prepared by our firm. Information about the Company that we were not made aware of could affect our opinion of value. The information contained herein does not represent an audit or review in accordance with generally accepted auditing standards but rather a valuation as previously described.

Although we believe the information and assumptions used constitute a reasonable basis for our conclusions, the ultimate determination of amounts at which an equity interest in an ongoing business transfer must rest with the parties to such transaction. Our opinion of value should not be considered a guarantee in any form. Please feel free to call us if you have any questions concerning this report.

Very truly yours,

GOCIAL GERSTEIN, LLC



John E. Mitchell, CPA, CVA



Ann Marie Albert, CPA

                                   APPENDIX A

                             INFORMATION CONSIDERED




1. Historical annual financial statements of Hanover Foods Corporation from June 2, 1998 through May 30, 2004.


2. Historical quarterly financial statements of Hanover Foods Corporation from August 31, 1998 through August 29, 2004.


3.   Summary of sales for the month ended September 26, 2004.


4.   Consensus economic outlook from various sources.


5.   Other relevant information.

                                   APPENDIX B

                       ASSUMPTIONS AND LIMITING CONDITIONS


This valuation is subject to the following assumptions and limiting conditions.

 1. Information, estimates, and opinions contained in this report are obtained from sources considered to be reliable. However, we assume no liability for such sources.

 2. The Company represented that the information supplied to us was complete and accurate to the best of their knowledge, and that the financial statements reflect the Company's results of operations and financial condition in accordance with generally accepted accounting principles, unless otherwise noted. Information supplied by management has been accepted as correct without further verification, and we express no opinion on that information.

 3. Possession of this report, or a copy thereof, does not convey the right of publication of all or part of it, nor may it be used for any purpose by anyone but Hanover Foods Corporation the previous written consent of Hanover Foods Corporation or us and, in any event, only with proper attribution.

 4. We are not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the Company being valued, unless previous arrangements have been made.

 5. The various estimates of value presented in this report apply to this valuation only and may not be used out of the context presented herein. This valuation is valid only for the purpose or purposes specified herein.

 6. This valuation reflects facts and conditions existing at the valuation date. Subsequent events have not been considered, except as disclosed in this valuation, and we have no obligation to update our report for such events and conditions.

 7. This report was prepared under the direction of John E. Mitchell, CPA, CVA. Neither the professionals who worked on this engagement, nor the members of Gocial Gerstein, LLC, have any present or contemplated future interest in Hanover Foods Corporation, any personal interest with respect to the parties involved, or any other interest that might prevent us from performing an unbiased valuation. Our compensation is not contingent on an action or event resulting from the analysis, opinions, or conclusions in, or the use of, this report.

HANOVER FOODS CORPORATION AND SUBSIDIARIES                            EXHIBIT 1
ALLOCATION OF VALUE PER SHARE

Equity value                                                  $  100,120,000

Number of shares                                                     726,836

Value per voting share, rounded                                      $138.00

Value per non-voting share at 5% discount                            $131.00

                                                      Outstanding    As if
                                                       5/30/2004   Converted
                                                      ----------  -----------
Class A non-voting common stock                          287,996     287,996
Class B voting common stock                              415,389     415,389
Class B voting common stock owned by ESOP                 10,860      10,860
Series A & B cumulative, convertible preferred stock      14,564       2,591 (1)
Series C cumulative, convertible preferred stock          10,000      10,000
                                                      ----------  -----------
   Total number of shares                                738,809     726,836

                                         Number    Price/Share   Allocation
                                       ---------  ------------  -------------
Voting shares                           426,249     $ 138.00    $ 58,822,362
Non-voting shares                       300,587     $ 131.00      39,376,897
                                                                -------------
   Total                                                          98,199,259
Dilution                                                           1,920,741
                                                                -------------
Equity value                                                    $100,120,000
                                                                -------------

(1) Estimated using 5/30/04 conversion factor.     5.62

HANOVER FOODS CORPORATION                                             EXHIBIT 2
CAPITALIZATION OF EARNINGS

                                                                             FYE
                                                   LTM    --------------------------------------------
                                                08/30/04     06/01/03   06/02/02    06/03/01  05/28/00
                                              ----------  ----------  ----------  ---------  ---------
Net Income to common                          $   11,571  $    9,833  $    7,230  $   6,620   $  8,576
Non-cash charges                                   9,631       8,725      10,026      7,671      7,387
Changes in working capital                       (13,574)      4,538       1,600     (3,553)    (4,358)
Capital expenditures (depreciation)              (10,011)     (9,604)     (9,375)    (8,552)    (7,677)
Financing (net of dividends)                      16,138     (15,674)    (10,142)     5,913     10,819
                                              ----------  ----------  ----------  ---------  ---------
Gross cash flow                                   13,755      (2,182)       (661)     8,099     14,747
Weight                                                 5           4           3          2          1
                                              ----------  ----------  ----------  ---------  ---------
Weighted earnings                                 68,775      (8,728)     (1,983)    16,198     14,747

                                                   LTM       Weighted    Straight
                                              ----------  ----------  ----------
Average                                       $   13,755  $    5,934  $    8,413
Capitalization rate                                10.59%      10.59%      10.59%
                                              ----------  ----------  ----------
Capitalized earnings                             129,887      56,034      79,440

Less marketability discount at 25%                32,472
                                              ----------
Indicated value                                   97,415

Build-up method: (1)
--------------------
Long-term U.S Treasuries, September average                        4.89%
Equity risk premium                                                7.20%
Industry risk premium, rounded                                    -5.00%
Size premium (decile 10a)                                          4.50%
Specific company risk premium                                      2.00%
                                                                -------
Discount rate, after tax                                          13.59%
Long-term growth rate                                              3.00%
                                                                -------
Capitalization rate, after tax                                    10.59%
                                                                =======

(1) Data from Ibbotson Associates' Stocks, Bonds, Bills and Inflation 2004 Yearbook.

HANOVER FOODS CORP.                                                   EXHIBIT 3
GUIDELINE COMPANY STOCK METHOD

                                 7/9/2004   8/1/2004   6/24/2004  6/26/2004   6/26/2004   6/26/2004    7/31/2004     8/31/2004
                                    BRID      DLM         JBSS       JJSF       LNCE         SENEB        SJM         Hanover
                                    ----      ---         ----       ----       ----         -----        ---         -------
Price 9/30/04                       8.64      10.49      26.20      42.88      16.15         18.25        44.41         89.5
Basic weighted average shares      10.05     209.81      10.51       8.96      29.43         11.13        53.83         1.07
Sales TTM                          140.4     3144.6      520.9      397.5      582.2         900.1       1482.5        330.8
Book MRQ                            49.3     1141.1      181.4      199.6      189.6         192.4       1623.6        106.0
EBITDA TTM                           5.2      458.1       52.3       57.0       70.7          52.1        222.3         29.3
Operating Cash Flow TTM              2.4      219.8       20.2       45.9       55.0           1.3         67.8          7.7

Price/sales TTM                     0.62       0.70       0.53       0.97       0.82          0.23         1.61         0.29
Price/book MRQ                      1.76       1.93       1.52       1.92       2.51          1.06         1.47         0.90
Price/EBITDA TTM                   16.70       4.80       5.27       6.74       6.72          3.90        10.75         3.27
Price/Operating cash flows TTM     36.18      10.01      13.63       8.37       8.64        156.25*       35.26        12.44


                                             Minimum    Median    Average    Maximum       Industry
                                             -------    ------    -------    -------       --------
Sales TTM                                    140.40     582.20    1024.03    3144.60
Book MRQ                                      49.30     192.40     511.00    1623.60
EBITDA TTM                                     5.20      57.00     131.10     458.10
Operating Cash Flow TTM                        1.30      45.90      58.91     219.80

Price/sales TTM                                0.23       0.70       0.78       1.61          1.65
Price/book MRQ                                 1.06       1.76       1.74       2.51          4.62
Price/EBITDA TTM                               3.90       6.72       7.84      16.70            NA
Price/Operating cash flows TTM                 8.37      11.82      18.68      36.18         14.57

                                             Hanover   Multiple  Indicated     Weight        Value
                                             -------   --------  ---------     ------        -----
Sales                                        330.80       0.45     148.86          2        297.72
Book                                         106.00       1.25     132.50          3        397.50
EBITDA                                        29.30       5.00     146.50          4        586.00
Operating cash flows                           7.70      14.00     107.80          1        107.80
                                                                             -------     ---------
Total                                                                             10       1389.02

Weighted average equity value                                                               138.90
Discount for lack of marketability at 25%                                                    34.73
                                                                                         ---------
Indicated minority, nonmarketable equity value                                              104.17

Reconciliation of Value                                            Result      Weight        Value
-----------------------                                            ------      ------        -----
Income approach                                                     97.42        0.6         58.45
Guideline company stock method                                     104.17        0.4         41.67
                                                                                         ---------
                                                                                            100.12

*Excluded from analysis.

HANOVER FOODS CORP.

COMPARISON TO GUDIELINE COMPANIES                                   EXHIBIT 3.1

                                     7/9/2004   8/1/2004    6/24/2004  6/26/2004  6/26/2004   6/26/2004   7/31/2004
Data from Multex Investor               BRID       DLM         JBSS       JJSF      LNCE        SENEB        SJM
                                     --------  ---------    ---------  ---------  ---------   ---------   ---------
Price 9/30/04                           8.64      10.49        26.2      42.88     16.15        18.25       44.41
Basic weighted average shares          10.05     209.81       10.51       8.96     29.43        11.13       53.83

Sales TTM                              140.4     3144.6       520.9      397.5     582.2        900.1      1482.5
Book MRQ                                49.3     1141.1       181.4      199.6     189.6        192.4      1623.6
EBITDA TTM                               5.2      458.1        52.3       57.0      70.7         52.1       222.3
Operating Cash Flow TTM                  2.4      219.8        20.2       45.9      55.0          1.3        67.8

GROWTH RATES %
Sales MRQ v. 1 Yr. Ago                 -0.74       2.41       25.38      16.02      5.86         8.15       21.62
Sales TTM v. TTM 1 Yr. Ago             11.57         NA       24.10      10.04      7.69        33.86        7.53
Sales 5 Yr. Growth Rate                 0.21      11.21       10.72       6.80      2.95         8.59       18.26
EPS MRQ v. Qtr. 1 Yr. Ago                 NM     -35.94      -14.21       8.70    -16.11        15.52        0.00
EPS TTM v. TTM 1 Yr. Ago                  NA         NA       44.42      10.45     92.94        17.82        4.22
EPS 5 Yr. Growth Rate                 -31.34      -3.29       63.91      11.69     -7.39        47.68       11.37
Capital Spending 5 Yr. Growth           6.24       9.50       23.00      -9.51    -20.11        19.47       20.94

FINANCIAL CONDITION RATIOS:
Quick MRQ                               1.50       0.35        0.82       1.80      1.25         0.24        0.48
Current MRQ                             3.46       2.48        3.74       2.46      1.94         2.17        1.41
LTD to Equity MRQ                       0.00       1.20        0.07       0.00      0.20         0.86        0.28
Total Debt to Equity MRQ                0.00       1.28        0.15       0.00      0.20         1.18        0.34
Interest Coverage TTM                     NM         NM       11.96     324.33        NM         2.31       20.82

PROFITABILITY MARGIN RATIOS:
Gross Margin TTM                       34.80      26.32       17.64      34.00     46.95         7.89       34.85
Gross Margin 5 Yr. Avg.                37.83      25.78       17.07      37.78     49.57         7.36       33.33
EBITD Margin TTM                        2.97      14.57       10.03      14.54      7.02         7.64       15.18
EBITD Margin 5 Yr. Avg.                 8.85      13.08        8.94      11.21      7.13         7.33       13.03
Operating Margin TTM                   -0.15      11.69        7.89       8.49      6.94         2.43       12.46
Operating Margin 5 Yr. Avg.             6.12       9.60        6.30       7.55      6.89         1.23        9.42
Pre-tax margin TTM                     -0.15       7.77        7.12       8.57      6.44         2.43       12.20
Pre-tax margin 5 Yr. Avg.               6.12       8.21        4.75       7.07      6.27         1.23        9.01
Net Profit Margin TTM                  -0.09       4.96        4.35       5.48      4.15         1.53        7.63
Net Profit Margin 5 Yr. Avg.            3.75       5.23        2.88       4.51      3.96         0.77        5.62
Effective Tax Rate TTM                    NM      36.25       39.00      36.12     35.47        37.15       37.51
Effective Tax Rate 5 Yr. Avg.          40.38      34.40       39.52      36.27     36.74        36.77       37.49

MANAGEMENT EFFECTIVENESS:
ROA TTM                                -0.17       4.24        9.12       8.99      7.49         2.42        6.00
ROA TTM 5 Yr. Avg.                      6.70       4.23        5.42       6.70      7.02         1.32        6.74
ROI TTM                                -0.20       5.02       13.84      10.91      9.12         3.70        6.78
ROI 5 Yr. Avg.                          8.03       4.69        7.74       8.16      8.15         1.70        7.76
ROE TTM                                -0.25      14.63       16.10      11.70     13.19        10.59        8.91
ROE 5 Yr. Avg.                          9.81       8.62       10.60      10.05     12.12         4.85       10.62

EFFECIENCY RATIOS:
Revenue/employee TTM                 172,874    374,357     301,047    172,825   132,314      326,357     502,549
Net Income/employee TTM                   NM     18,548      13,081      9,463     5,496        4,993      38,318
Receivable Turnover TTM                13.12      14.11       13.76       9.85     12.14        16.91       13.41
Inventory Turnover TTM                  5.12       2.36        3.37       9.69     12.19         2.69        4.45
Asset Turnover TTM                      1.87       0.86        2.14       1.64      1.80         1.58        0.79

HANOVER FOODS CORP.
COMPARISON TO GUDIELINE COMPANIES                                   EXHIBIT 3.1


                                              8/31/2004
Data from Multex Investor                      Hanover  Minimum   Median    Average    Maximum    Industry
                                              --------- -------   ------    -------    -------    --------
Price 9/30/04                                    89.5
Basic weighted average shares                    1.07

Sales TTM                                       330.8   140.40    582.20   1,024.03   3,144.60
Book MRQ                                          106    49.30    192.40     511.00   1,623.60
EBITDA TTM                                       29.3     5.20     57.00     131.10     458.10
Operating Cash Flow TTM                           7.7     1.30     45.90      58.91     219.80

GROWTH RATES %
Sales MRQ v. 1 Yr. Ago                          19.10    -0.74      8.15      11.24      25.38      14.19
Sales TTM v. TTM 1 Yr. Ago                      12.60     7.53     10.81      15.80      33.86      15.37
Sales 5 Yr. Growth Rate                          2.06     0.21      8.59       8.39      18.26       8.01
EPS MRQ v. Qtr. 1 Yr. Ago                        9.23   -35.94     -7.11      -7.01      15.52       2.97
EPS TTM v. TTM 1 Yr. Ago                        16.94     4.22     17.82      33.97      92.94       7.52
EPS 5 Yr. Growth Rate                           -2.73   -31.34     11.37      13.23      63.91      11.37
Capital Spending 5 Yr. Growth                   -1.35   -20.11      9.50       7.08      23.00       3.64

FINANCIAL CONDITION RATIOS:
Quick MRQ                                        0.43     0.24      0.82       0.92       1.80       0.58
Current MRQ                                      1.53     1.41      2.46       2.52       3.74       1.41
LTD to Equity MRQ                                0.24     0.00      0.20       0.37       1.20       0.99
Total Debt to Equity MRQ                         1.09     0.00      0.20       0.45       1.28       1.20
Interest Coverage TTM                            7.40     2.31     16.39      89.86     324.33       5.91

PROFITABILITY MARGIN RATIOS:
Gross Margin TTM                                14.44     7.89     34.00      28.92      46.95      33.38
Gross Margin 5 Yr. Avg.                         15.67     7.36     33.33      29.82      49.57      34.73
EBITD Margin TTM                                 8.25     2.97     10.03      10.28      15.18      15.00
EBITD Margin 5 Yr. Avg.                          8.69     7.13      8.94       9.94      13.08      15.74
Operating Margin TTM                             5.82    -0.15      7.89       7.11      12.46      12.56
Operating Margin 5 Yr. Avg.                      5.62     1.23      6.89       6.73       9.60      12.61
Pre-tax margin TTM                               5.23    -0.15      7.12       6.34      12.20      10.91
Pre-tax margin 5 Yr. Avg.                        4.60     1.23      6.27       6.09       9.01      10.65
Net Profit Margin TTM                            3.50    -0.09      4.35       4.00       7.63       7.43
Net Profit Margin 5 Yr. Avg.                     2.98     0.77      3.96       3.82       5.62       6.85
Effective Tax Rate TTM                          32.86    35.47     36.70      36.92      39.00      31.93
Effective Tax Rate 5 Yr. Avg.                   34.93    34.40     36.77      37.37      40.38      33.08

MANAGEMENT EFFECTIVENESS:
ROA TTM                                          5.91    -0.17      6.00       5.44       9.12       7.23
ROA TTM 5 Yr. Avg.                               4.93     1.32      6.70       5.45       7.02       7.22
ROI TTM                                          8.59    -0.20      6.78       7.02      13.84       9.50
ROI 5 Yr. Avg.                                   8.11     1.70      7.76       6.60       8.16      10.46
ROE TTM                                         11.57    -0.25     11.70      10.70      16.10      26.56
ROE 5 Yr. Avg.                                  10.74     4.85     10.05       9.52      12.12      27.23

EFFECIENCY RATIOS:
Revenue/employee TTM                          150,027  132,314   301,047    283,189    502,549    366,036
Net Income/employee TTM                         5,266    4,993    11,272     14,983     38,318     24,754
Receivable Turnover TTM                         10.93     9.85     13.41      13.33      16.91      11.70
Inventory Turnover TTM                           4.02     2.36      4.45       5.70      12.19       6.62
Asset Turnover TTM                               1.69     0.79      1.64       1.53       2.14       1.10

At FYE

                                       11

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